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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Berkshire Hathaway Inc. and to the incorporation by reference therein of our report dated January 10, 1997, with respect to the consolidated financial statements of International Dairy Queen, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Minneapolis, Minnesota
November 20, 1997